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                                                                   Exhibit 10.21


                          FINANCIAL ADVISORY AGREEMENT


     THIS FINANCIAL ADVISORY AGREEMENT ("Agreement"), dated as of August 4, 1999, is by and between Equity Group Investments, L.L.C. ("EGI") and Anixter International Inc. (the "Company").

     WHEREAS, the Company believes that the experience of EGI in business and financial management and analysis generally, and merger and acquisition transactions in particular, as well as EGI's extensive knowledge of the Company and the Company's business, have been and continue to be of great benefit to the Company;

     WHEREAS, the Company desires to secure the services of EGI in the event that the Company or any subsidiary is party to or the subject of a merger, acquisition, disposition or other similar transactions; and

     WHEREAS, EGI is willing to provide such services to the Company, and the Company desires to secure such services from EGI, subject to the compensation arrangements and other terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth, and the mutual benefits to be derived herefrom, EGI and the Company, intending to be legally bound, hereby agree as follows:

     1. Engagement. The Company hereby engages EGI as the Company's non-exclusive financial advisor, and EGI hereby agrees to provide financial advisory services to the Company, all on the terms and subject to the conditions set forth below.

     2. Services of EGI to the Company. EGI hereby agrees during the term of this engagement to consult with the Company's senior management and provide financial advisory services in such manner and on such business and financial matters as may be reasonably requested from time to time by management or the Board of Directors of the Company, with respect to each tender offer, stock or asset acquisition, stock or asset sale, merger, exchange offer, recapitalization or other similar transaction involving the Company or any direct or indirect subsidiary of the Company (a "Transaction"), including but not limited to analysis of financial and strategic alternatives, valuation of the Company or/and the target company, evaluation of any offers, including the consideration offered and the structure of any proposed Transaction, and assistance in negotiating any proposed Transaction; provided, however, that EGI shall not be required to issue a fairness opinion in connection with any such Transaction.

     3. Personnel. EGI shall provide and devote the services of such officers and employees of EGI as EGI shall deem appropriate for the performance of this Agreement; provided, however, that Samuel Zell and Rod Dammeyer shall be significantly involved in, and one or both of them will personally oversee, the rendering of such services.

     4. Advisory Fees. In consideration for the services to be performed by EGI hereunder, the Company shall pay EGI a fee in an amount equal to 49 basis points of the Enterprise Value of any Transaction as to which EGI has rendered services to the Company at the Company's request, provided that such Enterprise Value is in excess of $50,000,000. For purposes hereof, "Enterprise Value" means the total value of the transferred asset(s) or securities, which shall be valued at the aggregate amount of consideration (including the fair market value of securities issued or sold) paid or issued in such Transaction plus the amount of indebtedness, preferred stock or similar liabilities or securities assumed directly or indirectly by the buyer following the Transaction, but shall not include any assets ( or proceeds thereof) which have previously been transferred as part of, or to facilitate, the subject Transaction, and as to which a separate fee shall have been paid or is payable. In the event the Transaction involves the issuance of a fairness opinion from another financial advisor, the cost to the Company of such fairness opinion shall be deducted from the fee otherwise payable to EGI under this Section 4. Advisory fees


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payable pursuant hereto shall in each such case be paid by or on behalf of the
Company at the closing of the relevant Transaction.

     5. Expenses. The Company shall promptly reimburse EGI for such reasonable travel expenses and other reasonable out-of-pocket fees and expenses as may be incurred by EGI, its officers and employees in connection with the rendering of services hereunder, regardless of whether the Transaction with respect to which such expenses and fees were incurred is consummated.

     6. Term. This Agreement will continue from the date hereof until terminated as provided in this Section 6. The Company shall have the right to terminate this Agreement at any time by giving written notice to EGI. EGI may terminate this Agreement at any time by giving 30 days' prior written notice to the Company. No termination of this Agreement by the Company (without cause) or by EGI (with cause), whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees payable to EGI in connection with any completed or uncompleted Transactions, whether or not pending at the time of termination, in each case with respect to which EGI rendered any services or performed any work at the Company's request, regardless of whether or not such Transaction shall have been consummated during the term of this Agreement, so long as such Transaction shall have been consummated within 180 days after expiration of such term, and fees, costs and expenses incurred by or on behalf of EGI in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination.

     7. Liability. None of EGI, its directors, officers, employees, shareholders, affiliates and agents shall be liable to the Company, any Company subsidiary or any of their respective affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be judicially determined to result directly from their gross negligence, bad faith or intentional wrongdoing.

     8. Indemnification. The Company agrees to indemnify and hold harmless EGI and its directors, officers, employees, shareholders, affiliates and agents against and from any and all loss, liability, suits, claims, costs damages and reasonable expenses (including reasonable attorneys' fees and expenses) arising from their performance hereunder, except as a result of their judicially determined gross negligence, bad faith or intentional wrongdoing or except as a result of injury to persons or tangible property. The Company may elect to assume the defense of any action or proceeding with counsel reasonably satisfactory to the indemnified party.

     9. EGI as Independent Contractor. EGI and the Company agree that EGI shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. None of EGI and its officers, employees, affiliates and agents shall be considered officers and employees of the Company as a result of this Agreement, nor shall any of them have authority to contract in the name of or bind the Company by reason of this Agreement, except as expressly agreed to in writing by the Company and EGI.

     10. Notices. All notices provided for or permitted to be given under this Agreement must be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) three business days after deposit in the United States mail, addressed to the recipient, postage paid and registered or certified with return receipt requested; (c) upon transmission if sent via telecopy, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received; or (d) one business day after deposit with a national overnight courier provided that confirmation of such overnight delivery is received. Such notices, demands and other communications shall be sent to each party at the address or telecopy number indicated below:





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         If to EGI:        Equity Group Investments, L.L.C.
                           Two North Riverside Plaza, Suite 600
                           Chicago, Illinois  60606
                           Attn.: Sheli Z. Rosenberg
                           Fax:   (312) 454-0531

         If to the
         Company:          Anixter International Inc.
                           4711 Golf Road
                           Skokie, Illinois  60076
                           Attn.: Dennis Letham
                           Fax:   (847) 715-7518


     11. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of EGI and the Company with respect to the subject matter hereof, and (b) supersedes all unperformed prior understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of EGI in connection with potential Transactions, and the other subject matter hereof. This Agreement may be amended or modified in a writing duly executed by both of the parties hereto and not by any course of conduct, course of dealing or purported oral amendment or modification.

     12. Waiver of Breach. The waiver of either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     13. Assignment. Neither EGI nor the Company may assign their rights or obligations under this Agreement without the express written consent of the other party hereto, except that EGI may assign (a) this Agreement to any EGI affiliate reasonably believed by EGI to be capable of adequately performing hereunder, including but not limited to providing the services of Samuel Zell and Rod Dammeyer, and (b) any and all of its rights under this Agreement to receive payment of fees and reimbursement of EGI's expenses as provided in this Agreement.

     14. Successors. Subject to Section 13 hereof, this Agreement and all the obligations and benefits hereunder shall be binding upon and shall inure to this successors and permitted assigns of the parties.

     15. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

     16. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     17. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.



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     IN WITNESS WHEREOF, EGI and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.


                                             EQUITY GROUP INVESTMENTS, L.L.C.

                                             By:      _________________________

                                             Its:     _________________________




                                             ANIXTER INTERNATIONAL INC.

                                             By:      _________________________

                                             Its:     _________________________











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